  Exhibit 10.62

AMENDED FINDER'S FEE AGREEMENT

THIS AMENDMENT TO THE AMENDED FINDER'S FEE AGREEMENT IS DATED JUNE 11, 2020 (the Effective Date")
BETWEEN:

Guided Therapeutics Inc., a US registered public company incorporated in the State of Delaware with a registered and records office at 5835 Peachtree Corners East, Suite B Norcross GA 30092.
("the Company")

AND

Fieldhouse Capital Management Inc., a British Columbia, Alberta, Saskatchewan, Manitoba, and Ontario Registered Exempt Market dealer with a registered and records office at 230 -11 Mainland St., Vancouver, BC V6B 5L1..
("the Finder")

The Company and the Finder hereby amend the Finder's Agreement previously entered into by the parties on or about April 10, 2019 in the following regards:

WHEREAS:

A. The parties entered into an Amended Finder's Fee Agreement dated on or about May 22, 2020 in regards to a completed Series D Financing in December 2019 and the Company is in the process of closing a 2020 Series E Preferred Share Financing. which the parties agree is to be further amended.

B. Unchanged.

C. Unchanged.

1. FINDER SERVICES AND FEES 1.1-1.3 Unchanged

1.4 Finder's Fees. The Company agrees to provide the following consideration to the Finder:

(a) As an approved Finder, payment in cash consisting of:

i) Five Percent (5%) of the gross proceeds raised ("GPR") from all accepted subscription agreements for the 2020 Series E Preferred Share financing ("2020 Financing") from investors introduced to the Company by the Finder (the "Fee").

ii) Two percent (2%) from the 2019 Series D financing only (which amounts to $15,260 based on gross proceeds of $763,000).

iii) Based on the GPR by Finder, there shall be a payment to Finder based on the percentages and caps shown in the table below from the exercise of any warrants for the period of 3 years after the 2020 Financing that have been or will be issued in connection with this and prior financings and debt settlements ("warrant exercise commissions"); provided however that warrant exercise commissions shall expire three (3) years from the close of the 2020 Financing.

b) Deleted

1.5. Fee Payment Terms: The Fee shall be paid within 5 business days after all funds have been received by the Company in the 2020 Financing.

1.6-1.7: Unchanged.

2. TERM OF AGREEMENT

2.1. The term of this agreement shall be three (3) years from the close of the 2020 Series E Financing.

3-9. Unchanged. IN WITNESS WHEREOF this Amendment has been executed by the parties hereto on the Effective Date.

Guided Therapeutics, Inc.
By: /Gene Cartwright/
Title: CEO & President

Fieldhouse Capital Management, Inc
By: /Douglas Sereda/
Title: Chief Executive Officer (CEO) Director